Exhibit (h)(4)(ix)

AMENDMENT 9

To

Transfer Agency and Service Agreement

between

1290 Funds

and

DST Asset Manager Solutions, Inc.

This Amendment is entered into as of July 11, 2022, between DST Asset Manager Solutions, Inc. (the “Transfer Agent”) and Each of the Entities, Individually and not Jointly, as listed on Schedule A (the “Funds”).

WHEREAS, the 1290 Funds, on behalf of each of its series as reflected on Schedule A, and the Transfer Agent are parties to the Transfer Agency and Service Agreement dated October 29, 2014, as amended (the “Agreement”);

WHEREAS, in accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein (hereinafter, “Amendment 9”).

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, dated July 11, 2022; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “July 11, 2022 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this July 11, 2022 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this July 11, 2022 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

1290 FUNDS		DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Michal Levy	By:	/s/ Nick Wright
Name:	Michal Levy	Name:	Nick Wright
Title:	President	Title:	President & General Manager
As an Authorized Officer on behalf of each of the Entities Individually and not Jointly as listed on Schedule A

1290 Funds

SCHEDULE A

Dated: July 11, 2022

Fund	Type of Entity	Jurisdiction
1290 Funds	Statutory Trust	Delaware

1290 Diversified Bond Fund

1290 DoubleLine Dynamic Allocation Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

1290 SmartBeta Equity Fund

EQ Advisors Trust	Statutory Trust	Delaware

1290 VT Convertible Securities Portfolio, Class IB

1290 VT GAMCO Small Company Value Portfolio, Class IB

1290 VT Micro Cap Portfolio, Class IB

1290 VT SmartBeta Equity ESG Portfolio, Class IB

1290 VT Socially Responsible Portfolio, Class IB

1290 Funds